PROXY AMWEST INSURANCE GROUP, INC.
                                      PROXY
            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, MARCH 14, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Special Meeting of Stockholders to be held on March 14, 1996 at 9:00 A.M., Los Angeles time, at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California 91367.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus of Amwest Insurance Group, Inc. ("Amwest") and Condor Services, Inc. ("Condor"), each dated February 13, 1996, and revoking all prior proxies, appoints Richard
H. Savage, John E. Savage, Steven R. Kay, Arthur F. Melton and Neil F. Pont, and each or any of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Common Stock of the undersigned in Amwest Insurance Group, Inc., at the Special Meeting of Stockholders to be held on March 14, 1996 and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side:

                  (Continued and to be signed on reverse side)

                           (Continued from other side)

                          AMWEST INSURANCE GROUP, INC.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE FOR THE FOLLOWING PROPOSALS.

1. TO APPROVE AND ADOPT THE MERGER AGREEMENT BY AND BETWEEN AMWEST AND CONDOR PURSUANT TO WHICH CONDOR WILL BE MERGED WITH AND INTO AMWEST

                         ___ FOR ___ AGAINST ___ ABSTAIN

2. APPROVAL OF AN AMENDMENT TO AND THE RATIFICATION OF THE COMPANY'S STOCK OPTION PLAN

                         ___ FOR ___ AGAINST ___ ABSTAIN

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND AS TO WHICH THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY.

      THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 UNLESS OTHERWISE SPECIFIED


                                     Please  sign  as name(s) appears.
                                     Executors, administrators, guardians,
                                     officers of corporations, and others
                                     signing in a  fiduciary capacity should
                                     state  their  full titles as such.

                                     Date: _________________________ , 1996

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            PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
                            IN THE ENCLOSED ENVELOPE